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                                                                    Exhibit 11

                            GENESIS HEALTH VENTURES
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                (in thousands, except share and per share data)

                                                              9/30/97      9/30/96
                                                          ------------   --------------

Primary Earnings Per Share:

     Reported earnings                                     $     7,586   $    13,410

                                                           -----------   -----------
     Reported net income                                   $     7,586   $    13,410
                                                           -----------   -----------

     Weighted average shares & commons stock equivalents    36,353,885    32,686,658
                                                           -----------   -----------


                                                           -----------   -----------
     Primary EPS - Net income                              $      0.21   $      0.41
                                                           ===========   ===========

Fully Diluted Earnings Per Share:

                                                           -----------   -----------
     Reported net income                                   $     7,586   $    13,410
                                                           -----------   -----------

     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible debentures, net of tax                       --             662

                                                           -----------   -----------
     Adjusted net income                                   $     7,586   $    14,072
                                                           -----------   -----------

     Weighted average shares & common stock equivalents
         Common shares                                      36,353,885    32,686,658
         Additional option shares                              196,404        27,285
         Convertible debenture shares                                      2,895,853

                                                           -----------   -----------
         Total                                              36,550,289    35,609,796
                                                           -----------   -----------



                                                           -----------   -----------
     Fully diluted EPS - Net income                        $      0.21   $      0.40
                                                           ===========   ===========

                            GENESIS HEALTH VENTURES
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                TWELVE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                (in thousands, except share and per share data)

                                                                9/30/97          9/30/96
                                                            -------------    --------------

Primary Earnings Per Share:
     Reported earnings before debenture conversion expense
         and extraordinary item                              $     48,144    $     37,966
     Debenture conversion expense, net of tax                                        (797)
     Extraordinary item, net of tax                                  (553)

                                                             ------------    ------------
     Reported net income                                     $     47,591    $     37,169
                                                             ------------    ------------

     Weighted average shares & common stock equivalents        35,643,265      27,491,765
                                                             ------------    ------------

     Primary EPS before debenture conversion expense
         and extraordinary item                              $       1.35    $       1.38
     Primary EPS - Debenture conversion expense                             (        0.03)
     Primary EPS - Extraordinary item, net of tax
        change in accounting principle                      (        0.02)
                                                             ------------    ------------

                                                             ------------    ------------
     Primary EPS - Net income                                $       1.33    $       1.35
                                                             ============    ============

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense
         and extraordinary item                              $     48,144    $     37,966
     Debenture conversion expense, net of tax                                        (797)
     Extraordinary item, net of tax                         (         553)
                                                             ------------    ------------
     Reported net income                                           47,591          37,169
     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible debentures, net of tax                           303           2,812
                                                             ------------    ------------
     Adjusted net income                                     $     47,894    $     39,980
                                                             ------------    ------------

     Weighted average shares & common stock equivalents
         Common shares                                         35,643,265      27,491,765
         Additional option shares                                 226,339           6,374
         Convertible debenture shares                             436,896       3,631,906
                                                             ------------    ------------
         Total                                                 36,306,500      31,130,045
                                                             ------------    ------------


     Fully diluted EPS before debenture conversion expense
         and extraordinary item                              $       1.34    $       1.31
     Fully diluted EPS - debenture conversion expense                       (        0.02)
     Fully diluted EPS - extraordinary item, net of tax     (        0.02)
                                                             ------------    ------------
     Fully diluted EPS - net income                          $       1.32    $       1.29
                                                             ============    ============